UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  April 26, 2011

PEOPLE’S LIBERATION, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-16075 (Commission File Number)	86-0449546 (I.R.S. Employer Identification No.)

1212 S. Flower Street, 5th Floor, Los Angeles, CA 90015

 (Address of Principal Executive Offices/Zip Code)

(213) 745-2123
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement
Item 2.01.	Completion of Acquisition or Disposition of Assets

On April 26, 2011, People’s Liberation and its wholly owned subsidiary, Bella Rose, LLC (collectively, “Sellers”), completed the sale of Bella Rose’s 50% membership interest in J. Lindeberg USA, LLC (“Lindeberg USA”) to J. Lindeberg USA Corp. (“Buyer”) pursuant to the terms of a Unit Purchase Agreement ntered into by the parties on April 7, 2011.  Prior to the closing of the transaction and since July 1, 2008, Lindeberg USA was owned 50% by Bella Rose and 50% by Buyer.

In consideration for Sellers’ 50% membership interest in Lindeberg USA, Buyer agreed to pay to Sellers an aggregate of $1,650,000, of which $900,000 was paid upon the closing of the transaction and $750,000 will be paid on the six month anniversary of the closing of the transaction.

At the closing of the transaction, that certain Operating Agreement of Lindeberg USA, effective as of July 1, 2008 by and among Lindeberg USA, Bella Rose and Buyer was amended and restated to, among other things, remove Bella Rose as a member.  In addition, at the closing of the transaction, that certain Management Services Agreement, effective as of July 1, 2008, by and between People’s Liberation and Lindeberg USA pursuant to which People’s Liberation provided various management services to Lindeberg USA was terminated.  As of the closing, Bella Rose’s interest in the following agreements has ended:

•
that certain JL Sweden Services Agreement, effective as of July 1, 2008, by and between J. Lindeberg AB, a Swedish company that wholly-owns Buyer, and Lindeberg USA, pursuant to which J. Lindeberg AB made certain inventory available to Lindeberg USA;

•	that certain Trademark License Agreement, effective as of July 1, 2008, by and between J. Lindeberg AB and Lindeberg USA, pursuant to which J. Lindeberg AB licensed certain marks to Lindeberg USA; and

•
that certain Factoring Agreement, dated August 6, 2008, by and between Lindeberg USA and FTC Commercial Corp., as amended from time to time, and related agreements (collectively, the “Factoring Agreement”) pursuant to which FTC provides certain factoring services to Lindeberg USA.

In connection with the closing, the guarantees of People’s Liberation, Bella Rose, and Versatile Entertainment, Inc. (a wholly-owned subsidiary of People’s Liberation) in favor of FTC which guaranteed the obligations of Lindeberg USA to FTC under the Factoring Agreement were terminated, along with the termination of a personal validity guarantee of Colin Dyne, People’s Liberation’s Chief Executive Officer, in favor of FTC.

Item 9.01.	Financial Statements and Exhibits.

(b)(1)	Pro Forma Financial Information

The pro forma unaudited financial information required to be filed in connection with the disposition described in Item 2.01 above is filed as Exhibit 99.1 to this report.

These unaudited pro forma financial statements are presented for illustrative purposes only. They are not necessarily indicative of, and Company management believes that they are not indicative of, the operating results or financial position that would have been achieved had the disposition been consummated as of the dates indicated or of the results that may be obtained in the future.

(d)	Exhibits.
The following exhibit is filed herewith:

Exhibit Number	Description
99.1	Pro forma financial information.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

People’s Liberation, Inc.
Date: May 2, 2011	/s/ Colin Dyne Colin Dyne Chief Executive Officer

Exhibit Index

Exhibit Number	Description

Exhibit 99.1	Pro forma financial information.